Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VERIZON DIRECTORIES CORP.

Verizon Directories Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:

FIRST: That the Board of Directors (the “Board”) of the Corporation by unanimous written consent, filed with the minutes of the Board, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended by deleting it in its entirety and substituting the following therefor:

“FIRST: The name of the corporation is Idearc Media Corp.”

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

THIRD: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted pursuant to the applicable provisions of Sections 141,228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this certificate of amendment this 18th day of October, 2006,

By:	/s/ William G. Mundy
Name:	William G. Mundy,
Title:	Vice President

CERTIFICATE OF MERGER

OF

VERIZON DIRECTORIES CORP.

INTO

VERIZON NEW MEDIA SERVICES INC.

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law, as amended (the “DGCL”), VERIZON NEW MEDIA SERVICES INC., a Delaware corporation, hereby certifies that:

1.	The name and state of incorporation of each of the constituent corporations are:

(a)	Verizon Directories Corp., a Delaware corporation (“Merging Corporation”); and

(b)	Verizon New Media Services Inc., a Delaware corporation (“Surviving Corporation”).

2.	An agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by Merging Corporation, and by Surviving Corporation, in accordance with the requirements of applicable law including Section 251 of the DGCL.

3.	The name of the surviving corporation of the merger, Verizon New Media Services Inc., is hereby changed to Verizon Directories Corp.

4.	The certificate of incorporation of Verizon New Media Services Inc., a Delaware corporation, which is the surviving corporation of the merger, shall be the certificate of incorporation of the surviving corporation, modified to reflect the new name, Verizon Directories Corp.

5.	The surviving corporation is a corporation of the State of Delaware.

6.	The executed agreement and plan of merger is on file at the principal place of business of Verizon New Media Services Inc., a Delaware corporation, at Verizon Place, 2200 West Airfield Drive, Post Office Box 619810, DFW Airport, TX 75261-9810. A copy of the agreement and plan of merger will be furnished by Surviving Corporation, on request and without cost, to any shareholder of Merging Corporation, or any shareholder of Surviving Corporation.

7.	This Certificate of Merger shall be effective as of January 31, 2002.

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IN WITNESS WHEREOF, Verizon New Media Services Inc., a Delaware corporation, has caused this certificate to be signed by William G. Mundy and Allison Wachendorfer, its authorized officers, to be effective on January 31, 2002.

VERIZON NEW MEDIA SERVICES INC., a Delaware corporation

By:	/s/ William G. Mundy
William G. Mundy
Vice President

By:	/s/ Allison Wachendorfer
Allison Wachendorfer
Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

VERIZON NEW MEDIA SERVICES INC.

The undersigned, the duly authorized officers of Verizon New Media Services Inc., a Delaware corporation (the “Company”), in accordance with the relevant provisions of the Delaware General Corporation Law, as amended (the “DGCL”), do hereby certify:

First Article: That in an action by written consent of the Board of Directors of the Company, the following resolution was duly adopted setting forth a proposed amendment (the “Amendment”) to the Certificate of Incorporation of said Company* declaring said Amendment to be advisable and authorizing and directing the officers and directors of the Company to solicit the consent of the sole stockholder of said Company for consideration thereof. The resolution setting forth said Amendment is as follows:

Resolved: That the Certificate of Incorporation of the Company be amended by changing Paragraph 4 so that, as amended, Paragraph 4 shall be and read in its entirety, as follows:

The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000); all of such shares shall be $1.00 par value.”

Second Article: That thereafter, the sole holder of shares of the Company’s capital stock consented by written consent in lieu of a meeting in favor of the Amendment as required by Section 228 of the DGCL.

Third Article: That duly said, the Amendment was adopted in accordance with the provisions of Section 242 of the DGCL.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by the undersigned officers of the Company, to be effective as of January 31, 2002.

VERIZON NEW MEDIA SERVICES INC., a Delaware corporation

By:	/s/ William G. Mundy
William G. Mundy
Vice President

By:	/s/ Allison Wachendorfer
Allison Wachendorfer
Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GTE NEW MEDIA SERVICES INCORPORATED

GTE New Media Services Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY DOES CERTIFY:

FIRST: That the Board of Directors of said Corporation, by unanimous consent effective July 26, 2000, adopted the following resolution advising that the Certificate of Incorporation of said Corporation be amended:

RESOLVED, that the Certificate of Incorporation of this Company be amended, as follows:

Paragraph FIRST is amended to read: “The name of the corporation is Verizon New Media Services Inc.”

and that it be submitted to the stockholder for consideration.

SECOND: That in lieu of a meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Donald J. Engleman, its Vice President-Law and Government Relations and attested by Allison Culver Wachendorfer, its Secretary, this 31st day of July, 2000.

GTE NEW MEDIA SERVICES INCORPORATED

By:	/s/ Donald J. Engleman
Donald J. Engleman
Vice President-Law and Government Relations

ATTEST:

/s/ Allison Culver Wachendorfer
Allison Culver Wachendorfer
Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE

OF

INCORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON June 27th, 1996

VERIZON NEW MEDIA SERVICES INC., corporation organized and existing under and &y virtue of the General corporation Law of the state of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is VERIZON NEW MEDIA SERVICES INC.

2. That a Certificate of incorporation was filed by the Secretary of State of Delaware on June 27th, 1996, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

The authorized capital stock was incorrectly referenced as “100” shares.

4. Article Four of the Certificate is corrected to read as follows:

“The total number of shares of stock which the corporation shall have authority to issue in One Thousand (1,000); all of such shares shall be $1.00 par value.”

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CERTIFICATE OF INCORPORATION

OF

GTE NEW MEDIA SERVICES INCORPORATED

• • • • •

1. The name of the corporation is

GTE NEW MEDIA SERVICES INCORPORATED

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100); all of such shares shall be $1.00 par value.

5- A. The name and mailing address of each incorporate is as follows:

NAME	MAILING ADDRESS

E.L. Kinsler	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

P.J. Hendricks	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

M.C. Kinnamon	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Earl A. Goode	GTE Place West Airfield Drive P.O. Box 619810 D/FW Airport, TX 75261-9810

Donald J. Engleman	GTE Place West Airfield Drive P.O. Box 619810 D/FW Airport, TX 75261-9810

W. Scott Hanle	GTE Place West Airfield Drive P.O. Box 619810 D/FW Airport, TX 75261-9810

Douglas C. LaVelle	GTE Place West Airfield Drive P.O. Box 619810 D/FW Airport, TX 75261-9810

Patrick J.Marshall	GTE Place West Airfield Drive P.O. Box 619810 D/FW Airport, TX 75261-9810

6. The corporation is to have perpetual existence.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of June     , 1996,

/s/ E.L. Kinsler
E.L. Kinsler

/s/ P.J. Hendricks
P.J. Hendricks

/s/ M.C. Kinnamon
M.C. Kinnamon